UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2005
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 735,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

        On January 19, 2005, the Company’s Board of Directors amended the Company’s By-Laws by deleting Section 6.10.1 (Compensation and Expense Disallowance) which stated that, absent prior approval of the Board of Directors, all payments made to a director or officer of the Company, which were disallowed as a deductible expense by the Internal Revenue Service, were to be reimbursed by such director or officer of the Company to the full extent of such disallowance. With the changes in the tax laws precluding 100 percent deductibility of various business expenses, thereby necessitating continuing waiver of this provision by the Board, the Board thought it appropriate to delete the provision and to have this matter governed by the Company’s Code of Ethics.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
3.01	Amendment to Company’s By-Laws dated January 19, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

January 24, 2005

Exhibit 3.01

OGE ENERGY CORP.
RESOLUTION TO AMEND BY-LAWS
BOARD OF DIRECTORS MEETING
JANUARY 19, 2005

        WHEREAS, this Board of Directors has heard a presentation on the content of the Company’s By-Laws and believes that an amendment to the By-Laws would be appropriate.

        BE IT AND IT IS HEREBY RESOLVED by the Board of Directors of OGE Energy Corp. that the By-Laws of the Company are hereby amended by deleting Section 6.10.1 thereof.

        BE IF FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed, in the name and on behalf of the Company, to take such further actions as may be necessary or appropriate to implement the foregoing resolution.